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                                                                   EXHIBIT 10.11


                             EMPLOYMENT AGREEMENT


                                      FOR


                                KAREN NICOLAOU
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                               TABLE OF CONTENTS

Section 1.    Employment.....................................................................................     2
Section 2.    Duties.........................................................................................     2
Section 3.    Term...........................................................................................     2
Section 4.    Compensation and Benefits......................................................................     2
              (a)    Salary..................................................................................     2
              (b)    Management Incentive Bonus..............................................................     3
              (c)    Vacation................................................................................     3
              (d)    Insurance Benefits......................................................................     3
Section 5.    Expenses........................................................................................    3
Section 6.    Termination.....................................................................................    3
              (a)    General..................................................................................    3
                     (i)    Death or Disability...............................................................    3
                     (ii)   For Cause.........................................................................    3
                     (iii)  Without Cause.....................................................................    4
       Severance Pay..........................................................................................    4
                     (i)    Termination Upon Death or Disability or For Cause.................................    4
                     (ii)   Termination Without Cause.........................................................    4
Section 7.    Confidential Information........................................................................    4
              (a)    Acknowledgment of Proprietary Interest...................................................    4
              (b)    Confidential Information Defined.........................................................    5
              (c)    Covenant Not To Divulge Confidential Information.........................................    5
              (d)    Return of Materials at Termination.......................................................    5
Section 8.    General.........................................................................................    5
              (a)    Notices..................................................................................    5
              (b)    Withholding..............................................................................    6
              (c)    Equitable Remedies.......................................................................    6
              (d)    Severability.............................................................................    6
              (e)    Waivers..................................................................................    6
              (f)    Counterparts.............................................................................    7
              (g)    Captions.................................................................................    7
              (h)    Reference to Agreement...................................................................    7
              (i)    Binding Agreement........................................................................    7
              (j)    Entire Agreement.........................................................................    7
              (k)    Governing Law............................................................................    7
              (l)    Gender and Number........................................................................    7

Definitions...................................................................................................    7

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                              EMPLOYMENT AGREEMENT

     This Employment Agreement dated as of January 31, 2000, is between Physicians Resource Group, Inc., a Delaware corporation, and Karen Nicolaou.

                                R E C I T A L S:

     A. Company agrees to employ Employee and Employee accepts employment by the Company. Company and Employee desire to enter into a written agreement to specify the terms and conditions of Employee's employment with Company;

     B. Employee shall serve as an executive of the Company with the title Secretary and Controller and as an integral member of its management team during its restructuring process;

     C. Company considers the maintenance of a sound management team, including Employee, essential to protecting and enhancing its best interests; and

     D. Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of selected members of Company's management team to their assigned duties without distraction during the restructuring process.

     NOW, THEREFORE, in consideration of Employee's employment with Company and other good and valuable consideration, the parties agree as follows:

     Section 1. Employment. Company hereby employs Employee, and Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

     Section 2. Duties. Employee shall be employed as Company's Secretary and Controller or such other positions to which she may be appointed by the Board of Directors. Employee agrees to devote her full time and best efforts to the performance of the duties attendant to her executive position with Company.

     Section 3. Term. The term of employment of Employee hereunder shall commence on the date of this Agreement (the "Commencement Date") and terminate eighteen (18) months hence, unless earlier terminated pursuant to Section 6 or extended by mutual agreement of Company and Employee.

     Section 4. Compensation and Benefits. In consideration for the services of Employee hereunder, Company shall compensate Employee as follows:

     (a) Salary. Company shall pay Employee, in twice monthly installments in arrears, a salary at an annual rate of $140,000.00 (the "Salary"). The Salary may not be decreased at any time during the term of Employee's employment hereunder and shall be reviewed no less than annually

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by Company. Any increase in the Salary shall be in the sole discretion of the
Compensation Committee of the Board of Directors of the Company.

     (b) Management Incentive Bonus. unless this Employment Agreement is earlier terminated according to Section 6 (i) or (ii) Employee shall be eligible to receive from Company management incentive bonuses according to the following schedule: (i) $70,000 on the Commencement Date; (ii) $70,000 six (6) months after the Commencement Date; (iii) $70,000 twelve (12) months after the Commencement Date; and (iv) $100,000 eighteen (18) months after the Commencement Date.

     (c) Vacation. Employee shall be entitled to twenty (20) business days of paid vacation per year. Employee shall schedule her paid vacation to be taken at times which are reasonably and mutually convenient to both Company and Employee.

     (d) Insurance Benefits. (i) Company shall provide accident, health, dental, disability and life insurance for Employee under the group accident, health, dental, disability and life insurance plans as may be maintained by, Company for its full-time, salaried employees; (ii) Company shall also maintain a Directors' and Officers' Liability Insurance policy covering Employee in an amount of no less than $10,000,000.

     Section 5. Expenses. The parties anticipate that in connection with the services to be performed by Employee pursuant to the terms of this Agreement, Employee will be required to make payments for travel, entertainment of business associates and similar expenses. Company shall reimburse Employee for all reasonable expenses of types authorized by Company and incurred by Employee in the performance of her duties hereunder. Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as Company may establish from time to time. Additionally, Company shall reimburse Employee for all dues and reasonable and necessary expenses, including continuing education cost, necessary to maintain Employee's current professional licenses, certifications and memberships.

     Section 6.   Termination.

     (a) General. Employee's employment hereunder shall commence on the Commencement Date and continue until the end of the term specified in Section 3, except that the employment of Employee hereunder shall terminate prior to such time in accordance with the following:

            (i) Death or Disability. Upon the death of Employee during the term of her employment hereunder or, at the option of Company, in the event of Employee's Disability, upon 30 days' notice to Employee.

            (ii) For Cause. The Company may terminate the Employee's employment for "Cause" immediately upon written notice by the Company to Employee. For purposes of this Agreement, a termination will be for "Cause" if: (1) the Board determines that Employee has

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     been negligent in the performance of her duties as the Company's Secretary and Controller or commits a breach of the covenants, terms and provisions of this Agreement; or (2) the Board has determined that Employee has failed to obey written instructions delivered to Employee by the Board or Company President; or (3) Employee has been convicted of a felony. In the event of termination pursuant to this subsection, Employee will not be entitled to any severance pay or other compensation except that Employee will be entitled to receive: (4) prompt payment of any portion of her base salary accrued but unpaid from the last monthly payment date to the date of termination, (5) expense reimbursements under Section 5 for expenses incurred in the performance of her duties hereunder prior to termination and (6) all vested benefits under the Company's otherwise applicable plans and programs.

            (iii) Without Cause. Without Cause upon notice by the Board of Directors to Employee.

     (b)    Severance Pay.

            (i) Termination Upon Death or Disability or For Cause. Employee shall not be entitled to any severance pay or other compensation upon termination of her employment pursuant to Section 6(a)(i) or (ii) except for her Salary earned but unpaid as of the date of termination, unpaid expense reimbursements under Section 5 for expenses incurred in accordance with the terms hereof prior to termination, and compensation for accrued, unused vacation as of the date of termination; provided, however, if termination is pursuant to Section 6(a)(i) Employee or her estate shall be entitled to a pro rata portion of the Management Incentive Bonus specified in Section 4(b) through the date of termination.

            (ii) Termination Without Cause. In the event Employee's employment hereunder is terminated pursuant to Section 6(a)(iii), Company shall pay the Management Incentive Bonus specified in Section 4(b) and Employee Separation Payments as Employee's sole remedy in connection with such termination. "Separation Payments" are payments made at the semi-monthly rate of Employee's then current salary in effect immediately preceding the date of termination. Separation Payments shall be made for the remainder of the term specified in Section 3 and shall be paid by Company in equal semi-monthly payments in arrears. Company shall also pay Employee her unpaid expense reimbursements under Section 5 for expenses incurred in accordance with the terms hereof prior to termination, and compensation for accrued, unused vacation as of the date of termination.

     Section 7.    Confidential Information.

     (a) Acknowledgment of Proprietary Interest. Employee acknowledges the proprietary interest of Company in all Confidential Information. Employee agrees that all Confidential Information learned by Employee during her employment with Company or otherwise, whether developed by Employee alone or in conjunction with others or otherwise, is and shall remain the

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exclusive property of Company. Employee further acknowledges and agrees that her disclosure of any Confidential Information will result in irreparable injury and damage to Company.

     (b) Confidential Information Defined. "Confidential Information" means all confidential and proprietary information of Company, including without limitation (i) information derived from reports, investigations, experiments, research and work in progress, (ii) methods of operation, (iii) market data,
(iv) proprietary computer programs and codes, (v) restructuring plans and proposals, (vi) marketing and sales programs, (vii) client lists, (viii) historical financial information and financial projections, (ix) pricing formulae and policies, (x) all other concepts, ideas, materials and information prepared or performed for or by Company and (xi) all information related to the business, products, services, purchases or sales of Company or any of its suppliers and customers, other than information that is publicly available.

     (c) Covenant Not To Divulge Confidential Information. Company is entitled to prevent the disclosure of Confidential Information. As a portion of the consideration for the employment of Employee and for the compensation being paid to Employee by Company, Employee agrees at all times during the term of her employment hereunder and thereafter to hold in strict confidence and not to disclose or allow to be disclosed to any person, firm or corporation, other than to persons engaged by Company to further the business of Company, and not to use except in the pursuit of the business of Company, the Confidential Information, without the prior written consent of Company.

     (d) Return of Materials at Termination. In the event of any termination or cessation of her employment with Company for any reason, Employee agrees to promptly deliver to Company all documents, data and other information derived from or otherwise pertaining to Confidential Information. Employee shall not take or retain any property of Company including documents or other information, or any reproduction or excerpt thereof, containing or pertaining to any Confidential Information.

     Section 8.    General.

     (a) Notices. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested or by written telecommunication, to the relevant address set forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party in accordance with this Section 8(a):

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       If to Company, to:                 with a copy to:

       Physicians Resource Group, Inc.    James Ryan
       5005 Riverway                      Jackson Walker, L.L.P.
       Houston, TX  77056                 901 Main Street, Suite 6000
                                          Dallas, TX  75202

                                          and

                                          Robin Russell
                                          Andrews & Kurth, L.L.P.
                                          600 Travis, Suite 4200
                                          Houston, TX


       If to Employee, to:

       Karen Nicolaou
       10703 Lynbrook
       Houston, TX  77042

     (b) Withholding. All payments required to be made to Employee by Company under this Agreement shall be subject to the withholding of such amounts, if any, relating to federal, state and local taxes as may be required by law.

     (c)   Equitable Remedies.   Each of the parties hereto acknowledges and
agrees that upon any breach by Employee or Company of her or its obligations hereunder, Company and Employee shall have no adequate remedy at law and accordingly shall be entitled to specific performance and other appropriate injunctive and equitable relief.

     (d)   Severability.   If any provision of this Agreement is held to be
illegal, invalid or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     (e)   Waivers.   No delay or omission by either party in exercising any
right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

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     (f)   Counterparts. This Agreement may be executed in multiple
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     (g)   Captions.   The captions in this Agreement are for convenience of
reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

     (h) Reference to Agreement. Use of the words "herein," "hereof," "hereto," "hereunder" and the like in this Agreement refer to this Agreement only as a whole and not to any particular section or subsection of this Agreement, unless otherwise noted.

     (i) Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and shall be enforceable by the personal representatives and heirs of Employee and the successors and assigns of Company. This Agreement may be assigned by the Company provided that in the event of any such assignment, the Company shall remain liable for all of its obligations hereunder and shall be liable for all obligations of all such assignees hereunder. If Employee dies while any amounts would still be payable to him hereunder, such amounts shall be paid to Employee's estate. This Agreement is not otherwise assignable by Employee.

     (j) Entire Agreement. This Agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and may not be amended except by a written instrument hereafter signed by each of the parties hereto.

     (k) Governing Law. This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Texas, without regard to its choice of law principles.

     (l) Gender and Number. The masculine gender shall be deemed to denote the feminine or neuter genders, the singular to denote the plural, and the plural to denote the singular, where the context so permits.

     Section 9. Definitions. As used in this Agreement, the following terms will have the following meanings:

     (a) Agreement refers to the Employment Agreement represented by this document.

     (b)   Salary has the meaning ascribed to it in Section 4(a).

     (c)   Cause has the meaning ascribed to it in Section 6(a)(ii).

     (d)   Commencement Date has the meaning ascribed to it in Section 3.

     (e)   Company means Physicians Resource Group, Inc., a Delaware
Corporation.

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     (f)   Confidential Information has the meaning ascribed to it in Section
7(b).

     (g) Disability with respect to Employee shall be deemed to exist if she meets the definition of disability under the terms of the disability insurance policy referenced in Section 4(d). Any refusal by Employee to submit to a reasonable medical examination to determine whether Employee is so disabled shall be deemed conclusively to constitute evidence of Employee's disability.

     (h)   Employee refers to Karen Nicolaou.

     (i) Company refers collectively to the Company and its subsidiaries and other affiliates.

     EXECUTED as of the date and year first above written.


                                   Physicians Resource Group, Inc.

                               By: /s/ David Meyer
                                   ------------------------------------------
                                   Chairman, Board of Directors



                                   /s/ Karen Nicolaou
                                   ------------------------------------------
                                   Karen Nicolaou
                                   Secretary and Controller

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